As of May 2, 2008

POW! ENTERTAINMENT, INC.
 (f/s/o Stan Lee)
c/o Ganfer & Shore
360 Lexington Avenue
New York, New York  10017
Attn: Arthur Lieberman, Esq.

Re:        STAN LEE / OVERALL AGREEMENT / FOURTH AMENDMENT

Ladies and Gentlemen:

Reference is made to:

a.           the overall agreement (the “Overall Agreement”), dated as of March 20, 2006, between Silver Creek Pictures, Inc.  ("Silver Creek") and POW! Entertainment, Inc. (“Lender”) for (a) the submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, material and/or Properties owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media;

b.           the letter agreement, dated as of September 12, 2006 (the “First Amendment”) between Silver Creek and Lender amending the Overall Agreement;

c.           the letter agreement, dated as of March 13, 2007 (the “Second Amendment”) between Silver Creek and Lender amending the Overall Agreement and the First Amendment; and

d.           the letter agreement, dated as of September 10, 2007 (the “Third Amendment) between Silver Creek and Lender amending the Overall Agreement, the First Amendment and the Second Amendment.

The Overall Agreement, First Amendment, Second Amendment and Third Amendment shall collectively be referred to herein, as the context may require, as the “Agreement.”  Capitalized terms not defined herein shall have the same meaning as set forth in the Overall Agreement, the First Amendment, the Second Amendment or the Third Amendment, as applicable.

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Silver Creek, Lender and Artist hereby further amend the Agreement as follows:

1.           Condition Precedent.  Silver Creek shall have no obligation to perform pursuant to this amendment dated as of May 2, 2008 (“Amendment”) unless and until Silver Creek receives an executed original of this Amendment (in form and substance acceptable to Silver Creek).

2.           Reference is made to Paragraph 2 of the Second Amendment.      The Term is hereby extended for a period of two (2) years commencing as of May 2, 2008 (i.e., through and including May 1, 2010), subject to Silver Creek’s right to suspend and extend the Term as set forth in the Agreement (the “Extended Term”).

3.           Reference is made to Paragraph I.E.1 of the Overall Agreement (Exclusive First Look; General).  Silver Creek shall consult in good faith with Lender and Artist with respect to the media for which an Artist-Submitted Property will be developed and possibly produced, provided that in the event of a disagreement between the parties, Silver Creek’s decision with respect to the choice of media shall be final and binding on Lender and Artist.

4.           Reference is made to Paragraph II.C.1.a of the Overall Agreement (Live-Action Picture[s]).  One-half (1/2) of the aggregate Overhead Allowance paid or payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph III.H of the Overall Agreement) shall be deemed an advance against and such one-half (1/2) portion shall be fully recoupable by Silver Creek from one hundred percent (100%) of the aggregate fixed and contingent compensation (e.g., fixed compensation, box office bonuses, contingent ancillary payments) payable to Lender in connection with each Live-Action Theatrical Picture (as defined in Paragraph 5 below), and no such consideration shall be payable to Lender unless and until the applicable amount of the Overhead Allowance is recouped pursuant to Paragraph III.H.1 of the Overall Agreement.

5.           Reference is made to Paragraph II.C.1.a.i of the Overall Agreement (Live-Action Picture[s]).  Subject to the terms and conditions contained therein, Lender shall be entitled to receive, in lieu of the Live-Action Theatrical Fixed Compensation set forth therein, the fixed compensation set forth below for each applicable live-action feature-length theatrical motion picture based on an Artist-Submitted Property (each, a “Live-Action Theatrical Picture”).  The amount of the Live-Action Theatrical Fixed Compensation to which Lender shall be entitled to receive shall be determined by the order in which such Live-Action Theatrical Pictures (if any) are produced as opposed to the order in which such Live-Action Theatrical Pictures are set up for development (e.g., if a Live-Action Theatrical Picture is based on the first Artist-Submitted Property accepted for development and is the second Live-Action Theatrical Picture produced under the Agreement, then Lender shall be entitled to receive the amount set forth in Paragraph 4.b below; if a Live-Action Theatrical Picture is based on the second Artist-Submitted Property accepted for development and is the first Live-Action Theatrical Picture produced hereunder, then Lender shall be entitled to receive the amount set forth in Paragraph 4.a below).

a.           First Live-Action Theatrical Picture.  The flat sum of $450,000, less an amount equal to one-half (1/2) of the aggregate Overhead Allowance paid or payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph III.H of the Overall Agreement), which Live-Action Theatrical Fixed Compensation shall not be payable hereunder unless and until the applicable amount of the Overhead Allowance is recouped pursuant to Paragraph III.H.1 of the Overall Agreement.

b.           Second Live-Action Theatrical Picture.  The flat sum of $500,000, less an amount equal to one-half (1/2) of the aggregate Overhead Allowance paid or payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph III.H of the Overall Agreement), which Live-Action Theatrical Fixed Compensation shall not be payable hereunder unless and until the applicable amount of the Overhead Allowance is recouped pursuant to Paragraph III.H.1 of the Overall Agreement.

c.           Third Live-Action Theatrical Picture.  The flat sum of $600,000, less an amount equal to one-half (1/2) of the aggregate Overhead Allowance paid or payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph III.H of the Overall Agreement), which Live-Action Theatrical Fixed Compensation shall not be payable hereunder unless and until the applicable amount of the Overhead Allowance is recouped pursuant to Paragraph III.H.1 of the Overall Agreement.

d.          Fourth and Subsequent Live-Action Theatrical Pictures.  The flat sum of $750,000, less an amount equal to one-half (1/2) of the aggregate Overhead Allowance paid or payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph III.H of the Overall Agreement), which Live-Action Theatrical Fixed Compensation shall not be payable hereunder unless and until the applicable amount of the Overhead Allowance is recouped pursuant to Paragraph III.H.1 of the Overall Agreement.

6.           Reference is made to Paragraph II.C.1.a.ii of the Overall Agreement (Live-Action Theatrical Box Office Bonuses).  Subject to the terms and conditions contained therein, Lender shall be entitled to receive, in lieu of the Box Office Bonuses set forth therein, the following Box Office Bonuses for each applicable Live-Action Theatrical Picture; provided, however, Silver Creek shall first be entitled to recoup from the Box Office Bonuses one-half (1/2) of the aggregate unrecouped Overhead Allowance payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraph 5 above and/or Paragraph III.H of the Overall Agreement) and the Box Office Bonuses shall not be payable unless and until such unrecouped Overhead Allowance is first recouped thereunder:

a.	First Live-Action Theatrical Picture.

i.            The flat sum of $150,000 at such time, if ever, that DBO Receipts equal or exceed an amount equal to two and one-half (2-1/2) times the Negative Cost of the Picture (the “Theatrical DBOR Trigger Point”);

ii.           The additional flat sum of $250,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $25,000,000;

iii.           The additional flat sum of $250,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $50,000,000;

iv.           The additional flat sum of $250,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $100,000,000;

v.           The additional flat sum of $250,000 at each time, if ever, that DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) an additional $25,000,000 (i.e., at Theatrical DBOR Trigger Point plus $125,000,000; at Theatrical DBOR Trigger Point plus $150,000,000 in DBO Receipts; at Theatrical DBOR Trigger Point plus $175,000,000, and so on).

b.           Second and Subsequent Live-Action Theatrical Pictures.

i.           The flat sum of $300,000 at such time, if ever, that DBO Receipts equal or exceed the Theatrical DBOR Trigger Point;

ii.           The additional flat sum of $500,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $25,000,000;

iii.           The additional flat sum of $500,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $50,000,000;

iv.           The additional flat sum of $500,000 at such time, if ever, that the DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) $100,000,000;

v.           The additional flat sum of $500,000 at each time, if ever, that DBO Receipts of the Picture equal or exceed an amount equal to the combined total of: (A) the Theatrical DBOR Trigger Point; plus (B) an additional $25,000,000 (i.e., at Theatrical DBOR Trigger Point plus $125,000,000; at Theatrical DBOR Trigger Point plus $150,000,000 in DBO Receipts; at Theatrical DBOR Trigger Point plus $175,000,000, and so on).

7.           Reference is made to Paragraph II.C.1.a.iii of the Overall Agreement (Live-Action Theatrical Merchandising Royalty).  Subject to the terms and conditions contained therein, solely in connection with Live-Action Theatrical Pictures based on Artist-Submitted Properties submitted to Silver Creek for development during the Extended Term (and not Live-Action Theatrical Pictures based on Artist-Submitted Properties submitted to Silver Creek for development prior to the commencement of the Extended Term, for which Lender shall be entitled to receive the Live-Action Theatrical Merchandising Royalty set forth in Paragraph II.C.1.a.iii of the Overall Agreement), Lender shall be entitled to receive, in lieu of the Live-Action Theatrical Merchandising Royalty set forth in Paragraph II.C.1.a.iii of the Overall Agreement, the following merchandising royalty for each applicable Live-Action Theatrical Picture; provided, however, Silver Creek shall first be entitled to recoup from the Live-Action Theatrical Merchandising Royalty one-half (1/2) of the aggregate unrecouped Overhead Allowance payable pursuant to Paragraph III.G.1 of the Overall Agreement (as amended by Paragraph 8 below) (and not otherwise recouped pursuant to Paragraphs 5 and/or 6 above and/or Paragraph III.H of the Overall Agreement) and the Live-Action Theatrical Merchandising Royalty shall not be payable unless and until such unrecouped Overhead Allowance is first recouped thereunder:

a.           Licensed Merchandise.  For items sold by a licensee of WDP:

i.            In the event that Artist’s name appears on any item of merchandise or the packaging for any item of merchandise in an average size of type equal to at least fifty percent (50%) of the average size of type used for Silver Creek or the distributor of the applicable Live-Action Theatrical Picture, then in lieu of the royalty set forth in Paragraph II.C.1.a.iii of the Agreement, Lender shall be entitled to receive an amount equal to seven and one-half percent (7-1/2%) of one hundred percent (100%) of the royalties WDP receives from such licensee.

ii.           In the event that (a) Artist’s name appears on any item of merchandise or the packaging of any item of merchandise in an average size of type equal to less than fifty percent (50%) of the average size of type used for Silver Creek or the distributor of the applicable Live-Action Theatrical Picture or (b) Artist’s name does not appear on any item of merchandise or the packaging of any item of merchandise, then in lieu of the royalty set forth in Paragraph 7.a.i above and Paragraph II.C.1.a.iii of the Agreement, Lender shall be entitled to receive an amount equal to five percent (5%) of one hundred percent (100%) of the royalties WDP receives from such licensee.

b.           Vertical Merchandise.  For items sold by WDP at the wholesale or retail level (at WDP’s discretion), in lieu of the royalty set forth in Paragraph II.C.1.a.iii of the Agreement, Lender shall be entitled to receive an amount equal to five percent (5%) of one hundred percent (100%) of an amount equal to either (i) seven percent (7%) of the wholesale price of such items sold by WDP at the wholesale level (less a reasonable allowance for returns) or (ii) seven percent (7%) of fifty percent (50%) of the gross retail revenues of such items sold by WDP at the retail level (less a reasonable allowance for returns).

c.           Interactive Product.  Lender’s royalty with respect to Interactive Product shall not be amended by the provisions of this Paragraph 7 and shall instead be calculated as set forth in the Overall Agreement.

d.           General.  Lender’s contingent ancillary payment shall be inclusive of any amounts payable to Lender for the services of Artist (other than as a producer) in connection therewith pursuant to any applicable guild agreements (which shall be deemed paid at the minimum applicable payment required).  In no event shall any items of merchandise be treated as falling under both Paragraphs 6.a and 6.b above.

8.             Reference is made to Paragraphs III.G.1 of the Overall Agreement (Overhead Allowance).  Commencing as of the date hereof, in lieu of the amounts set forth therein, Silver Creek shall provide Lender with an accountable overhead allowance in the amount of (a) $500,000 for the first year of the Extended Term and (b) $550,000 for the second year of the Extended Term.

Except as specifically set forth herein, all provisions of the Agreement shall remain in full force and effect and may not be modified except by a writing executed by all parties to the Agreement.

If the foregoing correctly represents your understanding, please so acknowledge and accept as provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT, INC.

By:

Its:

Federal ID No.: 90-0139831